Exhibit 10.19

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

License Agreement

This License Agreement (this “Agreement”), effective as of November 17, 2023 (the “Effective Date”), is by and between Tracon Pharmaceuticals, Inc. (“Licensor”), and Inhibrx, Inc. (“Licensee”) (collectively, the “Parties,” or each, individually, a “Party”).

WHEREAS, Licensor owns certain proprietary technology and information relating to SOPs, quality systems, etc. that serve as the basis for an efficient approach to clinical trials; and

WHEREAS, Licensee wishes to obtain, and Licensor is willing to grant to Licensee, a license under Licensor’s proprietary rights in and to such technology and information, on the terms and conditions set out in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, terms, and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
Definitions. Capitalized terms used but not defined elsewhere in this Agreement have the following meanings:

“Affiliate” of a Party means any entity that, at any time during the Term, controlled by, controlling, or under common control with a Party. For the purpose of this definition, “control” (including, with correlative meaning, the terms “controlled by” or “under common control”) means the direct or indirect ownership of more than fifty percent (50%) of the voting interest in, or more than fifty percent (50%) in the equity of, or the right to appoint more than fifty percent (50%) of the directors or management of, such corporation or other business entity.

“Field” means design, conduct and administration of clinical trials and related research and development activities, including activities relating to regulatory filings, submissions and approvals.

“Intellectual Property Rights” means any and all proprietary rights provided under (a) patent law, including any patents and patent applications; (b) copyright law; and (c) any other applicable statutory provision or common law principle (including trade secret law) that may provide a right in the Tracon Product Development Platform or the expression or use thereof.

“Licensed Technology” means the Tracon Product Development Platform and all Intellectual Property Rights relating thereto, or covering, claiming or disclosing the Tracon PDP, in each case to the extent owned or controlled by Tracon or its Affiliates.

“Territory” means worldwide.

“Tracon Product Development Platform” or “Tracon PDP” means all of the following, as may be described more fully or enumerated as applicable on Schedule 1: (i) [***]; (ii) [***]; and (iii) [***].

2.
License.
(a)
Grant. Licensor hereby grants to Licensee a non-exclusive, non-sublicensable, and non-transferable (except in accordance with Section 14) license to use the Licensed Technology in the Field in the Territory solely for the internal business purposes of Licensee, which license shall become irrevocable and perpetual upon payment of the Upfront Payment. No license or rights are granted to Licensee by implication, estoppel, or otherwise, other than as expressly granted by Licensor under this Section 2(a). For clarity, internal business purposes shall include the provision of services to third parties with respect to development of drug candidates that are in-licensed from or out-licensed to such third party by Licensee, or the subject of a collaborative development agreement with any such third party, but excludes contract services arrangements.
(b)
Sublicensing. Licensee may not grant sublicenses under the license granted in Section 2(a); provided, however, that if Licensee divests a drug discovery program or drug asset to a new entity or to a third party (either is a “Divested Entity”), and if Licensee used the Licensed Technology in connection with such program or asset prior to such divestment, then Licensee may grant a sublicense under the license granted in Section 2(a) to such Divested Entity solely for use with respect to such divested drug discovery program or drug asset. Each such sublicense shall be pursuant to a written sublicense agreement that includes terms and conditions sufficient to enable Licensee to comply with this Agreement, shall refer to and be subject to this Agreement, shall be consistent in all material respects with the terms and conditions of this Agreement, and shall name Licensor as a third party beneficiary to such sublicense agreement with rights to enforce it against the sublicensee. Licensee will promptly notify Licensor upon execution of any sublicense under this Agreement and shall furnish Licensor with a true and complete copy of each sublicense within [***] ([***]) [***] of execution; provided that all such sublicenses shall be considered the Confidential Information of Licensee, and Licensee may redact economic terms or other technical or business information from such sublicenses which Licensee determines in good faith to be necessary to protect any of its or its sublicensee’s confidential or proprietary information, or which are unrelated to Licensee’s obligations under this Agreement. Licensee’s Affiliates may use the Licensed Technology pursuant to the license granted in Section 2(a) and License shall be responsible for its Affiliates’ compliance with the terms of this Agreement. Use of the Licensed Technology by Licensee’s Affiliates, or by Licensee on behalf of its Affiliates, does not constitute a sublicense.
3.
Technology Transfer and Training.
(a)
Promptly after Licensee’s payment of the upfront fee in accordance with Section 6(a), Licensor shall deliver a complete and accurate copy of the Licensed Technology to Licensee in such form and media as may be reasonably requested by

Licensee. If Licensee identifies any item or component of Licensed Technology that was not received, Licensor shall promptly deliver the missing item to Licensee.
(b)
Upon Licensee’s reasonable requests from time to time during the first six (6) months after the Effective Date, Licensor shall make available a sufficient number of its technical personnel to provide Licensee’s personnel with reasonable technical support and assistance concerning the Licensed Technology in a manner designed to enable Licensee’s personnel to understand and effectively use the Licensed Technology as permitted herein (“Technical Support”). Licensor shall provide up to five hundred (500) hours of such Technical Support (including in-person or by phone/videoconference as requested by Licensee) at no additional cost to Licensee, except that Licensee shall reimburse Licensor for reasonable travel and other out-of-pocket expenses incurred by Licensor’s technical personnel in providing such Technical Support to the extent that Licensee requests its performance outside of San Diego County. Any additional hours of such Technical Support shall be provided at a reasonable hourly rate as agreed by the Parties in writing. Licensee may require Licensor’s training personnel to comply with Licensee’s safety and security policies while on-premises or accessing Licensee’s systems or networks. For the avoidance of doubt, subject to the license expressly granted to Licensee under Section 2(a), Licensor retains all right, title, and interest in and to the Licensed Technology delivered or otherwise made available to Licensee hereunder. Licensee shall not use the Technology for any purpose beyond the scope of the license expressly granted to Licensee under Section 2(a).
4.
Improvements. As between the Parties, Licensee will solely own all right, title, and interest in and to any modification of or improvement or enhancement to any Licensed Technology (each, an “Improvement”) made by or on behalf of Licensee’s employees or independent contractors to the extent necessarily using or derived from any Licensed Technology or other Confidential Information of Licensor delivered or otherwise made available hereunder or in the course of providing the technical assistance contemplated hereunder and no license or other rights are granted to Licensor with respect to any Improvements, expressly or by implication, estoppel, or otherwise. In the event any Improvements are made by any Licensor personnel in the course of providing the Technical Support, such Improvements shall be owned by Licensor and shall be included within the Licensed Technology subject to the license granted in Section 2(a).
5.
Non-Solicitation. Licensee agrees and acknowledges that performance of the terms of this Agreement will place Licensee in a position of confidence and trust, whereby Licensee will be exposed to Licensor’s confidential and proprietary business information and the personnel attributes of its workers (including their particular performance, expertise and compensation, contracts). As a result, Licensee may obtain knowledge of the “know-how” and business practices of Licensor, including with respect to its employees/consultants, in which matters Licensor may have a substantial proprietary interest and desires retention of the workers it has recruited and retained at its effort and expense. As such, for one year following the Effective Date, Licensee agrees not to solicit for employment or consulting arrangements any then-current Licensor employees or consultants that have been engaged by Licensor in the development or exploitation of the Tracon PDP; provided that in the event that Licensee wishes to consider for employment or retention as a consultant any specific then-current Licensor employee or consultant, Licensee shall so identify such employee or consultant to Licensor and Licensor, in its reasonable discretion, may provide a waiver of such non-solicitation provisions with respect to the applicable employee or consultant. For avoidance of doubt, in the event that any person’s employment or consulting arrangement with Licensor ceases during the non-solicitation period (including, but not limited to, by reason of layoffs due to bankruptcy, dissolution, or similar circumstances), or in the event that an employee or consultant resigns on their own accord (provided that such resignation was not the result of solicitation by Licensee in violation of this Section 5), then Licensee may solicit, hire or retain as a consultant any such former Licensor employee or consultant, and it shall not be considered a violation of this Section 5. Further, (i) Licensor agrees that Licensee may solicit and hire [***] as a full-time employee, or retain her as a consultant, at any time, whether or not a license transaction is consummated; and (ii) in the event that Licensee solicits, employs or retains [***], this shall not be a violation of this Section 5 and Licensee shall not object to the continuation of Licensor’s then existing consulting arrangement with Bonne Adams. Licensee’s general solicitations not targeting a specific then-current employee or consultant of Licensor shall not constitute a violation of this Section 5, And Licensee’s hiring or engagement of a then-current employee or consultant of Licensor shall not constitute a breach of this Section 5 if such person independently approaches Licensee for employment or a consulting arrangement, without any solicitation by Licensee or by [***].
6.
Payments.
(a)
Upfront Payment. Within ten (10) days after the Effective Date, Licensee shall pay to Licensor a non-refundable, non-creditable payment of Three Million US Dollars ($3,000,000) (the “Upfront Payment”).
(b)
Additional Payment. Upon the (i) completion of five hundred (500) hours of Technical Support by Licensor personnel as provided in Section 3, or (ii) six (6) months following Licensor’s delivery of the Licensed Technology, whichever is earlier, Licensee shall pay to Licensor a non-refundable, non-creditable payment of Two Hundred Thousand US Dollars ($200,000).
(c)
Payment Terms. Licensee shall make all payments due hereunder (i) in US dollars by check/wire transfer of immediately available funds to a bank account designated in writing by Licensor; and (ii) without deduction of exchange, collection, or other charges or withholding or other government-imposed fees or taxes. If any payment is not received by Licensor on or before the due date for such payment, Licensee shall pay to Licensor interest on the overdue payment from the due date to the date such payment is received by Licensor at a rate of [***] ([***]) [***] or if lower, the maximum amount permitted under applicable law.
7.
Proprietary Rights.
(a)
Preservation of Licensed Technology.
(i)
Licensee acknowledges that: (A) the Licensed Technology is Licensor’s Confidential Information and subject to the confidentiality and non-disclosure obligations under Section 9; and (B) elements of the Licensed Technology comprising trade secrets (as defined under applicable laws) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable through proper means by, any other person or entity.
(ii)
Licensee shall use reasonable efforts to preserve the secrecy of the Licensed Technology at all times during the Term.
(iii)
Without limiting Section 7(a)(ii) or any of its obligations under Section 9, Licensee shall implement reasonable administrative, physical, and technical safeguards designed to protect the Licensed Technology from unauthorized access or disclosure that are no less rigorous than the practices implemented by Licensee to protect its own proprietary technologies, including:
(A)
securing physical premises, facilities, networks, databases, paper files, and information technology and other equipment where any Licensed Technology may be used or stored; and
(B)
implementing appropriate personnel security and integrity procedures and practices.
(b)
Filings. Licensee has no right to, and shall not, (i) file or prosecute any patent application or seek or obtain any patent claiming any Licensed Technology; or (ii) subject to the license granted to Licensee under Section 2(a), claim any ownership or other right, title, or interest in or to, or voluntarily challenge Licensor’s ownership or other right, title, or interest in or to, any Licensed Technology (except as part of the defense of a claim first brough by Tracon against Licensee alleging infringement).
(c)
Enforcement. Licensee shall notify Licensor in writing promptly upon becoming aware of any actual or suspected misappropriation or other unauthorized access, disclosure, or use of any Licensed Technology within Licensee’s possession or control (“Unauthorized Use”) and shall provide Licensor with any known details of such Unauthorized Use (subject to compliance with obligations of confidentiality and preservation of legal privilege). Licensor has the first right, in its discretion, to bring any action or proceeding with respect to such Unauthorized Use and to control its conduct (including any settlement). If Licensor does not commence an action or proceeding within [***] ([***]) [***] after receipt or delivery of notice hereunder concerning any Unauthorized Use, the Parties shall discuss in good faith and determine whether Licensee may bring such action or proceeding on its own. The Party not controlling any action or proceeding brought under this Section shall provide the other Party with all cooperation and assistance that such other Party may reasonably request in connection with such action or proceeding. Any damages, profits, and other monetary awards resulting from any such action or proceeding will be retained by the Party bringing such action or proceeding.
8.
Compliance with Laws. Each Party shall comply with all applicable laws and regulations in the Territory in exercising its rights and performing its obligations under this Agreement. Without limiting the foregoing, Licensee shall comply with all applicable laws and regulations concerning the export or re-export of any Licensed Technology and any associated technical data, materials, or information, including any requirements for obtaining an export license or other governmental approval.
9.
Confidentiality.
(a)
Confidential Information. Each Party acknowledges that in connection with this Agreement it will receive or gain access to certain non-public, confidential, or proprietary information and materials of the other Party in oral, written, electronic, or other form or media, whether or not such information and materials are marked, designated, or otherwise identified as “confidential” (“Confidential Information”). Without limiting the foregoing, the Tracon PDP constitutes the Confidential Information of Licensor, and Improvements constitute the Confidential Information of the Party owning such Improvements.
(b)
Exclusions. Confidential Information does not include information that: (i) was already known to the receiving Party without restriction on use or disclosure; (ii) was or becomes generally known by the public other than by breach of this Agreement by the receiving Party; or (iii) was received from a third party not under any confidentiality obligation to the other Party; or (iv) is independently developed without reference to or use of the other Party’s Confidential Information.
(c)
Confidentiality Obligations; Exceptions. Each Party shall maintain the other Party’s Confidential Information in strict confidence and not disclose it to any other person or entity, except to its employees or independent contractors who have a need to know such Confidential Information for such Party to exercise its rights or perform its obligations hereunder and are bound by written nondisclosure agreements. Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to the limited extent required to comply with applicable law (including any securities law or regulation or the rules of a securities exchange) or a valid order issued by a court or governmental agency of competent jurisdiction; provided that the Party making the required disclosure shall first provide the disclosing Party with: (i) prompt written notice of such requirement so that the disclosing Party may seek, at its sole cost and expense, a protective order or other remedy; and (ii) reasonable assistance, at the disclosing Party’s sole cost and expense, in opposing such disclosure or seeking a protective order or other limitations on disclosure.
(d)
Special Confidentiality Obligations. In light of the[***], as a precautionary measure, the Parties agree to cooperate to jointly pursue protective measures to ensure that no [***]. Licensor covenants that it shall not disclose [***].
10.
Representations and Covenants.
(a)
Mutual Representations. Each Party represents and warrants to the other Party that, as of the Effective Date: (i) it is duly organized, validly existing, and in good standing under the laws of the state or jurisdiction of its organization; (ii) it has the full right, power, and authority to enter into this Agreement and to perform its obligations hereunder; (iii) the execution of this Agreement by its representative whose signature is set forth at the end hereof has been duly authorized by all necessary corporate action of such

Party; and (iv) when executed and delivered by such Party, this Agreement will constitute the legal, valid, and binding obligation of that Party, enforceable against that Party in accordance with its terms.
(b)
Licensor Representations. Licensor represents and warrants that: (i) subject to the license granted herein, Licensor owns the entire right, title, and interest in and to the Licensed Technology; (ii) Licensor has the right to grant the license and other rights hereunder; and (iii) to Licensor’s knowledge, use of the Licensed Technology permitted under this Agreement does not infringe or misappropriate any Intellectual Property Rights of any other person or entity. For clarification, Licensee acknowledges and agrees that Licensee may require additional licenses from third parties, including as set forth in Section 10(c), in order to practice the Licensed Technology and that no such licenses are granted hereunder or otherwise by Licensor. Licensor represents and warrants that the license granted to Licensee herein is made by Licensor, and is not made by any of Licensor’s personnel in their individual capacity.
(c)
Licensee Representations and Covenants. Licensee represents and covenants that, to the extent necessary for its use of the Tracon PDP, Licensee has obtained or will obtain and maintain during its exploitation of the license granted hereunder, as required: (i) [***]; (ii) [***]; (iii) [***]; and (iv) [***].
(d)
Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 10, LICENSOR DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, CONCERNING THE LICENSED TECHNOLOGY, INCLUDING AS TO THE ACCURACY, COMPLETENESS, OR USEFULNESS FOR ANY PURPOSE OF THE LICENSED TECHNOLOGY. LICENSOR SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, AND NON-INFRINGEMENT AND WARRANTIES ARISING FROM A COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE, OR TRADE PRACTICE.
11.
Indemnification.
(a)
By Licensor. Licensor shall indemnify, defend, and hold harmless Licensee and its Affiliates, and each of Licensee’s and its Affiliates’ respective officers, directors, employees, and agents against all losses, damages, liabilities, costs (including reasonable attorneys’ fees) (“Losses”) resulting from any third-party claim, suit, action, or other proceeding (“Third-Party Claim”) arising out of Licensor’s breach of any representation, warranty, covenant, or obligation under this Agreement or alleging that the use of the Licensed Technology under this Agreement infringes or misappropriates any third party’s intellectual property rights.
(b)
By Licensee. Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates, and each of Licensor’s and its Affiliates’ respective officers, directors, employees, and agents against all Losses resulting from any Third-Party Claim arising out of any bodily injury, death of any person, or damage to real or tangible personal property caused by use of the Licensed Technology by Licensee.
12.
Limitation of Liability. EXCEPT FOR INDEMNIFICATION OBLIGATIONS AND LIABILITY FOR BREACH OF SECTION 5 OR BREACH OF CONFIDENTIALITY (INCLUDING LICENSEE’S OBLIGATION TO PRESERVE THE SECRECY OF THE LICENSED TECHNOLOGY UNDER SECTION 9(A), IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY LOSS OF USE, REVENUE, OR PROFIT OR FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL, OR PUNITIVE DAMAGES, WHETHER ARISING OUT OF BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, REGARDLESS OF WHETHER SUCH DAMAGE WAS FORESEEABLE AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
13.
Term and Termination.
(a)
Term. This Agreement is effective as of the Effective Date and will continue in effect until terminated by mutual agreement of the Parties or in accordance with Section 13(b).
(b)
Termination.
(i)
Material Breach. Either Party may terminate this Agreement in its entirety immediately upon notice to the other Party if such other Party materially breaches this Agreement and has not cured such breach within [***] ([***]) [***] after notice of such breach from the non-breaching Party; provided, however, that if such breach is capable of being cured but cannot be cured within such [***] ([***]) [***] period despite the breaching Party’s efforts to do so, and the breaching Party initiates actions to cure such breach within such period and thereafter diligently pursues such actions, the breaching Party shall have such additional period as is reasonable in the circumstances to cure such breach, provided that such additional period shall in no event exceed [***] ([***]) [***]. Any dispute regarding the existence or materiality of a breach specified in a notice provided by a Party in accordance with this Section 13(b)(i), or whether a material breach has been cured within the applicable cure period, will be resolved in accordance with the dispute resolution procedures described in Section 15(j) or Section 15(k). No purported termination of this Agreement pursuant to this Section 13(b) shall take effect until the resolution of such dispute, and the period for cure of such alleged breach shall be tolled during the pendency of any dispute with respect to an alleged breach. If it is ultimately determined that the breaching Party committed such material breach, then the breaching Party will have the right to cure such material breach after such determination within the remainder of the cure period (or extended cure period as provided for herein) which will commence as of the date of such determination. Any termination by any Party under this Section 13(b) and the effects of termination provided herein shall be without prejudice to any damages or other legal or equitable remedies to which it may be entitled.

(ii)
Insolvency. The Parties intend that the license granted to Licensee hereunder is, for purposes of Section 365(n) of the United States Bankruptcy Code (11 U.S.C. Title 11) (the “Bankruptcy Code”), license of rights to “intellectual property,” as that term is defined in Section 101 of the Bankruptcy Code. Nothing in this Agreement limits the Licensee’s rights under such Section 365(n). The Licensee is not in this Agreement making an election under such Section 365(n).
(iii)
Licensor’s Change of Control. In the event of any transaction or series of transactions resulting in a change in the person or entity holding, directly or indirectly: (A) fifty percent (50%) or more of the combined voting power of Licensor’s outstanding securities; (B) all or substantially all of the assets of Licensor relating to this Agreement; or (C) the power to direct or cause the direction of the management and policies of Licensor, whether through the ownership of voting securities, by contract or otherwise, or any similar change of control or by operation of law, Licensor shall require that the surviving entity(ies) comply with the terms of this Agreement, and the Parties intend for this Agreement including the license granted to Licensee hereunder to continue in full effect thereafter.
(c)
Effect of Expiration or Termination.
(i)
Expiration or termination of this Agreement will not relieve the Parties of any obligations accruing before the effective date of such expiration or termination.
(ii)
The Parties’ rights and obligations set forth in this Section 13(c) and Section 4 (Improvements), Section 7 (Proprietary Rights), Section 8 (Compliance with Laws), Section 9 (Confidentiality), Section 11 (Indemnification), Section 12 (Limitation of Liability), Section 14 (Assignment), Section 15 (Miscellaneous), and any right, obligation, or required performance of the Parties under this Agreement that, by its express terms or nature and context is intended to survive expiration or termination of this Agreement, will survive any such expiration or termination (including for clarity the license granted in Section 2(a) following Licensor’s receipt of the Upfront Payment).
14.
Assignment. Licensee shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance, under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Licensor’s prior written consent (not to be unreasonably withheld), except that Licensee may make such an assignment, delegation, or other transfer, in whole, without the Licensor’s consent in connection with the transfer or sale of all or substantially all of the business or assets of Licensee relating to this Agreement or similar change of control, or by operation of law, or to an Affiliate of Licensee. Any purported assignment, delegation, or transfer in violation of this Section 14 is void. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and assigns.

15.
Miscellaneous.
(a)
Further Assurances. Each Party shall, upon the request, and at the expense, of the other Party, promptly execute such documents and take such further actions as may be necessary to give full effect to the terms of this Agreement.
(b)
Independent Contractors. The relationship between the Parties is that of independent contractors. Nothing contained in this Agreement creates any agency, partnership, joint venture, or other form of joint enterprise, employment, or fiduciary relationship between the parties, and neither Party has authority to contract for or bind the other party in any manner whatsoever.
(c)
Public Announcements and Disclosure. The Parties acknowledge and agree that Licensor may publicly announce this Agreement and the transactions contemplated hereunder; provided that (i) if Licensor issues a press release or other form of public announcement, that press release or other form of public announcement shall not name or otherwise identify Licensee, and the content of the press release or public announcement shall be reasonably acceptable to Licensee (as confirmed by Licensee in writing); (ii) if required by law, Licensor may include disclosure regarding the Agreement in a form consistent with the disclosure set forth in Schedule 3 or otherwise reasonably acceptable to Licensee (as confirmed by Licensee in writing, and only naming Licensee as required by law), in a report filed by Licensor pursuant to the U.S. Securities Exchange Act of 1934, as amended to date (the “Exchange Act”); and (iii) if required by law, Licensor may file the Agreement as an exhibit to a filing pursuant to the Exchange Act or a filing pursuant to the Securities Act of 1933, as amended to date so long as Licensor requests confidential treatment of those provisions of this Agreement identified in Schedule 4. Notwithstanding the foregoing, nothing herein shall preclude Licensor from incorporating any information disclosed in Licensor’s public filings in any public response to inquiries posed to Licensor (e.g., analyst queries).
(d)
Notices. All notices, consents, claims, demands, waivers, and other formal or legal communications hereunder must be in writing and sent to the respective Party at the addresses indicated below (or at such other address for a Party as may be specified in a notice given in accordance with this Section):

If to Licensor:	4350 La Jolla Village Drive Suite 800 San Diego, CA 92122 Phone: (858) 550-0780 Attention: CEO
If to Licensee:	Inhibrx, Inc. 11025 N. Torrey Pines Rd, Suite 200 La Jolla, CA 92037 Attention: CEO

Notices sent in accordance with this Section 15(d) will be deemed effective: (a) when received, if delivered by hand (with written confirmation of receipt); (b) when received, if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by email (in each case, with confirmation of transmission and receipt), if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the [***] ([***]) [***] after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.

(e)
Interpretation. For purposes of this Agreement: (a) the words “include,” “includes,” and “including” will be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Sections and Schedules refer to the Sections of and Schedules attached to this Agreement; (y) to an agreement, instrument, or other document means such agreement, instrument, or other document as amended, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted.
(f)
Entire Agreement. This Agreement, together with all Schedules and any other documents incorporated herein by reference, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including any term sheets, and any “click-through” or “click-wrap” terms.
(g)
No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other Person any legal or equitable right, benefit, or remedy of any nature whatsoever, under or by reason of this Agreement.
(h)
Amendment; Waiver. No amendment to this Agreement will be effective unless it is in writing and signed by both Parties. No waiver by any Party of any of the provisions hereof will be effective unless explicitly set forth in writing and signed by the waiving Party. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power, or privilege arising from this Agreement will operate or be construed as a waiver thereof; nor will any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.
(i)
Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(j)
Governing Law; Submission to Jurisdiction. This Agreement is governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule that would require or permit the application of the laws of any other jurisdiction. Any legal suit, action, or proceeding arising out of or related to this Agreement or the licenses granted hereunder will be instituted exclusively in the federal courts of the United States or the courts of the State of California in each case located in the city of San Diego and County of San Diego, and each Party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action, or proceeding.
(k)
Equitable Relief. Each Party acknowledges that a breach by the other Party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation and, in the event of such a breach or threatened breach, the non-breaching Party will be entitled to seek equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance, and any other relief that may be available from any court, and the Parties hereby waive any requirement for the securing or posting of any bond or the showing of actual monetary damages in connection with such relief. These remedies are not exclusive but are in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.
(l)
Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will be deemed to be one and the same agreement.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

TRACON PHARMACEUTICALS, INC. By: /s/ Charles Theuer Name: Charles Theuer Title: CEO
INHIBRX. INC. By: /s/ Mark Lappe Name: Mark Lappe Title: CEO

SCHEDULE 1

LICENSED TECHNOLOGY

Tracon Product Development Platform

[***]

SCHEDULE 2

LETTER OF AUTHORIZATION

[***]

SCHEDULE 3

[***]

SCHEDULE 4

[***]